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                                      EXHIBIT 21

                              Subsidiaries of Registrant

       Name of Corporation                                 Jurisdiction
       -------------------                                 ------------
Intec Medical, Incorporated                                  Colorado
Diverse Molding Technologies, Inc.                           Delaware
























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